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                                                                    EXHIBIT 2.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/29/1994
944259584 - 2465597

                          CERTIFICATE OF INCORPORATION
                                       OF
                                PUFF PROCESS INC.

FIRST: The name of this corporation is PUFF PROCESS INC.

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

     Vanessa Foster, Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation. With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders. The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designed by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each

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of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED: December 29, 1994                              /s/ Vanessa Foster
                                                      ------------------



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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/06/1997
971040311 - 2465597


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                PUFF PROCESS INC.

           * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

           Puff Process Inc., a corporation organized and existing under and by virtue of the General Law of the State of Delaware (the "Corporation"), does hereby certify:

           FIRST: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and shareholders was duly adopted in accordance with Section 222 of the General Corporation Law of the State of
Delaware:

           RESOLVED, that the Certificate of Incorporation of Puff Process Inc. is hereby amended by restating the First Article so that, as restated, the Article shall be and read as follows:

           The name of the corporation (hereinafter called "corporation") is MDI Entertainment, Inc.

           FURTHER RESOLVED, that the Certificate of Incorporation of Puff Process Inc. is hereby amended by restating the Fourth Article so that, as restated, the Article shall be and read as follows:

           The amount of the total authorized capital stock of this Corporation is 200,000,000 common shares with a $.001 par value, for total authorized capital of $200,000.00.



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           SECOND: that the amendment was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, Puff Process Inc., has caused the Certificate to be signed by its President, Jesse A. Clayton, and attested to by Susan A. Willis, its Secretary, both duly authorized officers on this 5th day of February, 1997.
                                                PUFF PROCESS INC.







                                                By: /s/ Jesse A. Clayton
                                                   ---------------------
                                                Jesse A. Clayton, President

ATTEST:






/s/ Susan A. Willis
--------------------------
Susan A. Willis, Secretary